UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 13, 2012

MEDL MOBILE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-166343	80-0194367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18475 Bandilier Circle Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 684-3490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

    MEDL Mobile Holdings, Inc. (the “Company”) has prepared an investor presentation to be used in upcoming presentations. In addition, Red Chip Companies, Inc., the Company’s new investor relations firm, has prepared a profile of the Company. Copies of the investor presentation and profile are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

    The information in this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as otherwise stated in such filing.  Any securities that may be offered in connection with use of the investor presentation will not be or have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This filing does not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 8.01                      Other Events

On June 13, 2012, the Company issued a press release announcing that it has engaged RedChip Companies, Inc. to lead its public and investor relations efforts. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Investor Presentation – Second Quarter 2012
99.2	Company Profile issued by RedChip Companies, Inc.
99.3	Press Release dated June 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDL MOBILE HOLDINGS, INC.

Date: June 13, 2012	By:	/s/ Andrew Maltin
Name: Andrew Maltin Title: Chief Executive Officer